Exhibit 99.1

SEPARATION AGREEMENT

Separation Agreement, dated as of May 13, 2008, between Dozier Rowe (“Employee”), an individual with an address at 1223 SE 6th Street, Fort Lauderdale, Florida 33301-3015 and Heartware, Inc., a Delaware corporation with an address at 3351 Executive Way, Florida 33025-3935 (the “Company”).

RECITALS

A. Employee is currently employed by the Company as Chief Operating Officer.

B. The Company and Employee desire to enter into this Agreement to set forth the agreement of the parties regarding the resignation of Employee.

C. On May 13, 2008 (the “Termination Date”), the Company delivered an initial draft of this Agreement to Employee. Pursuant to the ADEA (as defined in Section 11 below), Employee acknowledges that he has been given the opportunity to have twenty-one (21) days to consider whether to execute this Agreement. Following the execution and delivery of this Agreement, Employee understands that he will have seven (7) days to rescind the Agreement, should he so choose.

Now, Therefore, in consideration of the promises, representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Compensation and Expense Reimbursements; Resignation.

(a) The Company irrevocably agrees to cause its payroll service to pay Employee the sum of $168,750.00 (less applicable withholding), representing nine (9) months of Employee’s base salary (“Severance Payment”), provided that Employee has not revoked his acceptance of this Agreement pursuant to Section 11. The Severance Payment shall be made bi-weekly in accordance with the Company’s normal payroll policy.

(b) Within 14 days of the Termination Date, the Company shall also pay to Employee for his unused accrued vacation days (less applicable withholding) through the Termination Date.

(c) Employee hereby resigns from all positions with the Company effective as of the Termination Date.

2. Stock Options. 500,000 of your options priced at A$1.41 and 25,000 of your options price at A$1.10 have vested and will be exercisable for a period of 30 days following the Termination Date. Equity which has been granted to you and which is unvested is not eligible for exercise and this equity will be cancelled and removed from the register.

3. Insurance. Employee’s coverage for insurance under the Company’s health insurance plan will remain in place for a period of nine (9) months from the Termination Date (“Cessation Date”) and in-line with your Severance Payment. If Employee wishes to continue the coverage after the Cessation Date, he will be obligated to pay the full amount of the premiums (including any incremental expenses in connection with pre-existing conditions and increases in premiums as permitted or required under COBRA). A separate notice under COBRA will be sent to Employee from the Company’s Human Resources Department regarding insurance.

4. Return of Company Property. On the Termination Date, Employee will return to the Company all credit cards issued to him, and any other property of the Company in his possession. Employee will remain responsible for any personal charges made to his Company credit card, and any other monies owed to the Company.

5. Confidentiality.

(a) Employee agrees that he will remain bound by his existing confidentiality, inventions and non-competition agreement with the Company in accordance with its terms; such agreement shall survive the execution of this Agreement, and any releases granted hereunder shall not release Employee from any obligations thereunder. A copy of such agreement is attached hereto as Exhibit A, and is incorporated herein by reference.

(b) Employee certifies that concurrently with the execution of this Agreement, he is returning to the Company all documents, reports, written and electronic files, memoranda, records, manuals, data or other materials that Employee received, prepared or helped prepare in connection with his employment with the Company and all other Company property, and further certifies that he has not made any copies thereof that have not been returned to the Company.

6. Non-Disparagement.

(a) In response to any inquiries or reference requests to the Company by any person in any capacity concerning matters relating to Employee’s employment with the Company, the parties agree to direct such requests to Iliana Garcia at the Company’s Human Resources Department. Ms. Garcia may disclose Employee’s job description, title, period of employment and compensation and nothing else, except that Ms. Garcia shall state that Employee’s separation was voluntary and shall confirm his status as an employee and Chief Operating Officer of the Company during the period prior to the Termination Date.

(b) Employee shall not take any action intended to damage or disparage the Company or HeartWare Limited (“the Parent”), or their respective products and services, affiliates, officers, directors, stockholders, agents, employees or representatives. The Company will not disparage Employee and shall use its commercially reasonable efforts to prevent its affiliates, officers, directors, stockholders, agents, employees and representatives from damaging or disparaging Employee.

7. Release of Claims.

(a) Employee Release. Employee hereby releases (the “Employee Release”) each of the Company, its past and present officers, directors, stockholders, employees and agents, and the Parent, any subsidiary or other affiliated entity and their respective officers, directors, trustees, stockholders, employees and agents, and each of their respective heirs, distributees and personal and legal representatives (all of the foregoing, including the Company, being referred to as the “Company Released Parties”) from all claims, demands or causes of action that Employee may now have, or has ever had, whether known or unknown, either at law, in equity, or mixed (“Claims”), against any of the Company Released Parties up to the Termination Date, except as provided in Section 7(b) herein. Without limiting the generality of the foregoing, Employee also specifically releases each of the Company Released Parties from any and all claims, demands and causes of action which have been or could have been asserted as a result of Employee’s employment with the Company, separation from employment or other status with the Company, including but not limited to all wrongful discharge claims; all claims relating to any contracts of employment (other than this Agreement), express or implied; any covenant of good faith and fair dealing, express or implied; any tort of any nature; any claims relating to harassment or discrimination of any sort, any claims arising out of any federal, state or municipal statute or ordinance; any claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination In Employment Act of 1967, as amended, the Family Medical Leave Act of 1993, the Fair Labor Standards Act of 1938, as amended, the Federal Rehabilitation Act of 1973, the Americans with Disabilities Act of 1992, any claim under the Florida Civil Rights Act of 1992 (formerly known as the Human Rights Act of 1977), the Florida Equal Pay Law, the Florida Aids Act, the Florida Whistle Blower Law and waivable rights under the Florida Constitution, or at common law, and similar provisions under the laws of any other State, and any other laws or regulations relating to employment, discrimination, retaliation or civil rights and any and all claims for attorneys’ fees and costs. In addition, and not in limitation of the foregoing, Employee hereby forever releases and discharges each of the Company Released Parties from any liability or obligation to reinstate or reemploy him in any capacity.

Employee further agree that, on the Cessation Date, he will execute and deliver to the Company a second General Release in the form attached hereto as Exhibit B, releasing the Company from any claims arising between the Termination Date and the Cessation Date.

(b) Exception to Employee Release. Employee does not intend to release, and this Agreement shall not be construed as releasing, any unperformed obligations of the Company arising pursuant to this Agreement.

(c) Company Release. The Company releases Employee from all claims, demands and causes of action that it now has or has ever had against him, but expressly excluding from this release any obligations of Employee to the Company imposed by the express terms of this Agreement. The Company further agrees that, on the Cessation Date, it will execute and deliver to you a second General Release in the form attached hereto as Exhibit C, releasing him from any claims arising between the Termination Date and the Cessation Date.

8. Covenant Not to Sue. Employee warrants that he has not filed any complaints, charges or claims for relief against any of the Company Released Parties with any local, state or federal court, administrative body or adjudicative body. Employee and the Company further agree and covenant not to sue, bring any claims or charges against or commence any legal action against each other, or, with regard to Employee, any of the Company Released Parties, with respect to any matters arising out of or relating to Employee’s employment with or separation from the Company, except as to claims arising out of the terms and conditions of this Agreement.

9. Confidentiality of this Agreement. The parties represent and agree that they shall keep the terms of this Agreement completely confidential and that they shall not disclose the terms of this Agreement to anyone except:

(a) Employee may make disclosures to members of his family;

(b) The Company may make disclosures internally to employees, managers, directors and officers and externally to potential and actual investors, purchasers and lenders; provided that such disclosures will be made only to the extent reasonably necessary;

(c) Either party may make disclosures to their attorneys, accountants or their financial advisors;

(d) Either party may make disclosures as required by law, the EEOC, or other government agencies; and

(e) The parties may disclose the terms of this Agreement to the extent necessary in an action arising out of an alleged breach of this Agreement.

No disclosures will be made pursuant to subparagraph (a), (b) or (c) above unless the disclosing party takes reasonable precautions to ensure that the confidentiality of this Agreement and its terms are maintained by the individuals to whom it is disclosed.

10. No Further Amounts Owed. Employee acknowledges and agrees that the Company’s promises, payments and obligations contained in this Agreement are in consideration of the promises, representations, and warranties made by Employee contained in this Agreement, and are in consideration of, and in full satisfaction for, all amounts of any kind, if any, the Company does owe, might owe or could owe Employee, as an employee of the Company or in any other capacity, or with respect to any services Employee may have rendered before, on or after the Termination Date that may have benefited or may in the future benefit the Company. Employee acknowledges and agrees that, except as specifically set forth in Sections 1(a) and 1(b) hereof, he is owed by the Company no additional payments of any kind, as an employee or consultant of the Company or in any other capacity, including, but not limited to, wages, salary, vacation time or pay, notice pay, expenses, including relocation expenses (whether submitted or not), profit sharing, bonuses, insurance, finders’ fees, participation payments and reimbursements.

11. Knowing and Voluntary Waiver/OWBPA. This Agreement is intended to comply with the Older Workers’ Benefit Protection Act of 1990 (“OWBPA”) with regard to Employee’s waiver of rights under the Age Discrimination in Employment Act of 1967 (“ADEA”):

(a) Employee is specifically waiving rights and claims under the ADEA.

(b) The waiver of rights under the ADEA does not extend to any rights or claims arising after the date this Agreement is signed by Employee.

(c) Employee is receiving consideration in addition to what Employee would otherwise be entitled.

(d) Employee acknowledges that he has been advised to consult with an attorney before signing this Agreement.

(e) Employee acknowledges that he has been given the opportunity to have a period of twenty-one (21) days to consider the decision to sign the Agreement.

(f) This Agreement shall become effective on the eighth (8th) day following the date on which it is signed by Employee. Employee acknowledges that he may revoke his approval of this Agreement in the seven-day period following the date on which he signs this Agreement. Notice of revocation must be in writing, and received by Iliana Garcia of the Company’s Human Resources Department, within the seven-day period. This Agreement shall not be effective, and neither the Company nor Employee shall have any rights or obligations hereunder, until the expiration of the seven-day revocation period.

12. Non-Solicitation. For a period of one year following the date hereof, Employee agrees that he shall not, directly or indirectly:

(a) Employ or retain as an independent contractor, or cause any company or business with which Employee is associated to employ or retain as an independent contractor, any person who is employed by the Company as of the date hereof;

(b) Induce, solicit, recruit or encourage any employee of the Company to terminate his or her employment with the Company or to accept employment elsewhere; or

(c) Contact any officer, director or employee of the Company for any business purpose.

13. Representations. Employee represents and warrants that (i) he has had an opportunity to review this Agreement with legal counsel and other advisors of his choice and to ask questions and receive answers from representatives of the Company; and (ii) he is executing this Agreement and agreeing to its terms of his own free will and volition.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and the Company Released Parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligation of Employee are personal and Employee’s rights and interests hereunder may not be sold, transferred, assigned, pledged, encumbered or otherwise transferred, except as otherwise expressly permitted by the provisions of this Agreement.

15. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters contained herein, and supersedes all proposals and agreements, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. Other than as stated herein, the parties agree and acknowledge that no representations, promises or inducements have been offered or made to induce any party to enter into this Agreement and that they are competent to execute this Agreement.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its conflict of laws rules.

17. Settlement. This Agreement is entered into pursuant to a settlement that Employee and the Company are making solely to avoid any further expense. Accordingly, this Agreement and the actions taken pursuant hereto are not to be construed as any admission of liability on the part of the Company or Employee and the Company and Employee each expressly deny any such liability.

18. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original. Any party may execute this Agreement by a facsimile signature, which shall operate as an original.

In witness whereof, the parties have caused this Agreement to be executed as a sealed instrument as of the date first written above.

HEARTWARE, INC.

By: /s/ Douglas Godshall Title: Chief Executive Officer	/s/ Dozier Rowe Dozier Rowe

EXHIBIT A

PROPRIETARY INFORMATION, CONFIDENTIALITY
AND INVENTIONS ASSIGNMENT AGREEMENT

The undersigned, Dozier A. Rowe, in consideration of and as a condition of my engagement as an employee of HeartWare Inc., a Delaware corporation (the “Company”), does hereby agree with the Company as follows:

1. I will not, whether during or after the termination or cessation of my employment, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business or finances of the Company so far as they have come or may come to my knowledge, except as may be in the public domain through no fault of mine, and I shall keep secret all matters entrusted to me and sha11 not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company or for any purpose other than the performance of my duties on behalf of the Company.

Further, I agree that during the period of my employment I shall not make, use or permit to be used, even if not in the nature of a trade secret or otherwise marked confidential, any notes, memoranda, drawings, specifications, programs, data, know how, trade secrets, or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit to be used, even if not in the nature of a trade secret or otherwise marked confidential, any such notes, memoranda, drawings, specifications, programs, data, know how, trade secrets, or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination or cessation of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

2. If at any time or times during my employment, I shall (either alone or with others) make, conceive, discover, reduce to practice or become possessed of any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called “Inventions”) in any application that relates to the business of the Company or any of the products or services being developed, manufactured, marketed, sold or otherwise provided by the Company or which may conveniently be used in relation therewith, or results from tasks assigned me by the Company or results from the use of premises, equipment, supplies, facilities or confidential information owned, leased or contracted for by the Company, such Inventions and the benefits thereof shall immediately become the sole and absolute property of the Company, and I shall promptly disclose to the Company (or any persons designated by it) each such Invention and hereby assign any rights, including without limitation any patent, copyright or other intellectual property rights, I may have or acquire in the Inventions and benefits and/or rights resulting therefrom to the Company without compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company. I hereby further represent and acknowledge that any and all such Inventions made, conceived, discovered or reduced to practice prior to the date hereof, whether or not I am the named inventor, are owned solely by the Company, and that I have no right, title or interest therein, and I agree that upon the request of the Company, and without any compensation to me, I will take such action and execute such documents as the Company may request to evidence and perfect the Company’s ownership of such Inventions.

I will also promptly disclose to the Company any other invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) made, conceived, discovered, reduced to practice or possessed by me (either alone or with others) at any time or times during my employment for the purpose of determining whether they constitute “Inventions.” as defined herein.

Upon disclosure of each Invention to the Company, I will, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

(a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

In the event the Company is unable, after reasonable effort, to secure my signature on any letters patent, copyright or other analogous protection relating to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact (which designation and appointment shall be (i) deemed coupled with an interest and (ii) irrevocable, and shall survive my death or incapacity), to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by me.

3. I agree that any breach, or threatened breach, of this Agreement by me could cause irreparable damage and that in the event of such breach, or threatened breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance as well as all other equitable relief to prevent the violation of my obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security.

4. I understand that this Agreement does not create an employment agreement with the Company or other obligation on the part of the Company to retain my services as a employee.

5. I represent that the Inventions identified in the pages, if any, attached hereto comprise all the Inventions which I have made or conceived prior to my engagement by the Company, which Inventions are excluded from this Agreement. I understand that it is only necessary to list the title of such Inventions and the purpose thereof but not details of the Invention itself. IF THERE ARE ANY SUCH UNPATENTED INVENTIONS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS.

I further represent that my performance of all the terms of this Agreement, and my performance as a employee of the Company, does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my engagement by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

I further represent that if the representations set forth in the preceding paragraph are inapplicable, I have attached hereto a copy of each agreement, if any, which presently affects my compliance with the terms of this Agreement (such copy specifies the other contracting party or employer, the date of such agreement, the date of termination of any employment.) IF THERE ARE ANY SUCH AGREEMENTS, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH AGREEMENTS.

6. During the period of my employment by the Company, and for a period of one (1) year after the termination or cessation of my employment with the Company for any reason, I agree that I will not, directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business organization, engage in any business activity that is directly or indirectly in competition with the products or services being developed, marketed, sold or otherwise provided by the Company, or that is directly or indirectly detrimental to the Company’s business (''Competitive Activity”); provided, however, that the record or beneficial ownership by me of 1% or less of the outstanding publicly traded capital stock of any such company shall not be deemed to be in violation of this Section 6, provided that I am not an officer, director, or employee of such company.

7. I further agree that, for a period of one (1) year after the termination or cessation of my employment with the Company, I will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit or contact in connection with, or in furtherance of” a Competitive Activity any of the Company’s employees, consultants, agents, suppliers, customers or prospects that were such with respect to the Company at any time during the one year immediately preceding the date of my termination of employment or that become such with respect to the Company at any time during the one (I) year immediately following the date of my termination.

8. Any waiver by the Company of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

9. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of anyone clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

10. My obligations under this Agreement shall survive the termination or cessation of my employment regardless of the manner of such termination or cessation and shall be binding upon my heirs. executors and administrators.

11. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

12. For purposes of this Agreement, the term “employment” shall also mean any period of consultancy with the Company.

13. The term “Company” shall include HeartWare Inc., a Delaware corporation, and any of its predecessors, subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the 19 day of April, 2006.

HEARTWARE INC.

By: /s/ David McIntyre
Title: Chief Financial Officer
Print: David McIntyre

EMPLOYEE:

/s/ Dozier A. Rowe
Name:

EXHIBIT B

GENERAL RELEASE OF CLAIMS

In consideration of the promises set forth in that certain Separation Agreement between Heartware, Inc. (the “Company”) and me, dated May 13, 2008 (the “Agreement”) I, on behalf of myself and my heirs, executors, administrators and assigns (collectively, “the Releasors”), hereby release each of the Company, its past and present officers, directors, stockholders, employees and agents, and Heartware Limited, its parent company, any subsidiary or other affiliated entity and their respective officers, directors, trustees, stockholders, employees and agents, and each of their respective heirs, distributees and personal and legal representatives (all of the foregoing, including the Company, being referred to as the “Company Released Parties”) from all claims, demands or causes of action that I may now have, or have ever had, whether known or unknown, either at law, in equity, or mixed (“Claims”), against any of the Company Released Parties up to the date hereof, except as provided in the immediately following paragraph hereof. Without limiting the generality of the foregoing, I also specifically release each of the Company Released Parties from any and all claims, demands and causes of action which have been or could have been asserted as a result of my employment with the Company, separation from employment or other status with the Company, including but not limited to all wrongful discharge claims; all claims relating to any contracts of employment (other than this Agreement), express or implied; any covenant of good faith and fair dealing, express or implied; any tort of any nature; any claims relating to harassment or discrimination of any sort, any claims arising out of any federal, state or municipal statute or ordinance; any claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination In Employment Act of 1967, as amended, the Family Medical Leave Act of 1993, the Fair Labor Standards Act of 1938, as amended, the Federal Rehabilitation Act of 1973, the Americans with Disabilities Act of 1992, any and all applicable laws of the State of Florida, or at common law, and similar provisions under the laws of any other State, and any other laws or regulations relating to employment, discrimination, retaliation or civil rights and any and all claims for attorneys’ fees and costs. In addition, and not in limitation of the foregoing, I hereby forever release and discharge each of the Company Released Parties from any liability or obligation to reinstate or reemploy me in any capacity.

Notwithstanding the foregoing, I do not intend to release, and this General Release shall not be construed as releasing, any unperformed obligations of the Company arising pursuant to the Agreement.

I have not filed any complaints, charges or claims for relief against any of the Company Released Parties with any local, state or federal court, administrative body or adjudicative body. I further agree and covenant not to sue, bring any claims or charges against or commence any legal action against the Company, or any of the Company Released Parties, with respect to any matters arising out of or relating to my employment with or separation from the Company, except as to claims arising out of the terms and conditions of this Agreement.

Date: , 2009
(employee name)

EXHIBIT C

GENERAL RELEASE OF CLAIMS

In consideration of the promises set forth in that certain Separation Agreement between Heartware, Inc. (the “Company”) and Wayne Palmer (“Employee”), dated May 13, 2008 (the “Agreement”), the Company hereby releases Employee from all claims, demands and causes of action that it now has or has ever had against him, but expressly excluding from this General Release any obligations of Employee to the Company imposed by the express terms of this Agreement.

The Company has not filed any complaints, charges or claims for relief against Employee with any local, state or federal court, administrative body or adjudicative body. The Company further agrees and covenants not to sue, bring any claims or charges against or commence any legal action against Employee with respect to any matters arising out of or relating to his employment with or separation from the Company, except as to claims arising out of the terms and conditions of this Agreement.

HEARTWARE, INC.

By:	Date: , 2009
Title: